SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of report (Date of earliest event reported): July 8, 2004

              LIFESMART NUTRITION TECHNOLOGIES, INC.
      -----------------------------------------------------
      (Exact name of registrant as specified in its charter)

     Utah                       0-22497                   87-0430780
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   (State of                  (Commission              (I.R.S. Employer
   Incorporation)             File Number)             Identification No.)


      8 East Broadway, Suite 502, Salt Lake City, Utah 84111
     --------------------------------------------------------
             (Address of principal executive offices)


                          (801) 596-3222
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       (Registrant's telephone number, including area code)


   ------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant.

Effective July 8, 2004, Darald Donnell resigned as a director, Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and any other officer positions he then held with LifeSmart Nutrition Technologies, Inc. (the "Company") and its wholly-owned subsidiary, LifeSmart Nutrition, Inc. At the same time, Keith Mohn resigned as a director of both the Company and its wholly-owned subsidiary, LifeSmart Nutrition, Inc.

Denny Drabek, as the sole remaining director of both corporations, elected Raymond J. Woolston and Mike Van Dyke to serve as directors of the Company and LifeSmart Nutrition, Inc., to fill the vacancies created by the resignations of Darald Donnell and Keith Mohn. Mr. Woolston was also elected by the new Board of Directors to serve temporarily as Chairman of the Board and President of both the Company and LifeSmart Nutrition, Inc. Mr. Woolston had served as the Company's Chief Financial Officer since November, 2001, and Mr. Van Dyke has worked as an employee of LifeSmart Nutrition, Inc. since approximately August, 1997.

In a Special Meeting of the Board of Directors held July 15, 2004, Mr. Woolston resigned from all of the various officer positions which he then held with both the Company and LifeSmart Nutrition, Inc., and Mike Van Dyke was elected to serve as President, Secretary and Treasurer of both the Company and LifeSmart Nutrition, Inc.

Both Darald Donnell and Raymond J. Woolston have agreed to provide services as consultants to LifeSmart Nutrition, Inc.

Due to the change in the officers and directors of the Company, a change in control of the Company has occurred.

The following table sets forth certain information with respect to the beneficial ownership of the Company=s common stock as of the date of this report, held by each of the Company's current officers and directors:

                                        Amount and
                                        nature of
Executive Officers,                     beneficial         Percent of
And Directors                           ownership          class
---------------------------------       -------------     -----------
Mike Van Dyke                               59,500          0.3%
Denny Drabek                                     0          0.0%
Raymond J. Woolston(1)                     700,000(3)       3.5%
_________________________
All Executive Officers                     759,500(2)       3.8%
and Directors as a Group
(3 persons)

(1) The shares beneficially owned by Raymond J. Woolston include options to purchase up to 700,000 shares exercisable at $0.71 per share.

(2) The shares beneficially owned by all of the Company's executive officers and directors, as a group, include options to purchase up to 700,000 shares exercisable at $0.71 per share.

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



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LIFESMART NUTRITION TECHNOLOGIES, INC.
                                    (Registrant)


Date: July 16, 2004                 By: /s/ Mike Van Dyke
                                        ----------------------------------
                                        Mike Van Dyke
                                        President


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